EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of November 7, 2007 by and between China Dongsheng International, Inc. (formerly known as PaperClip Software, Inc.), a Delaware corporation ("Assignor"), and PaperClip Inc., a Delaware corporation ("Assignee").

WITNESSETH:

WHEREAS, Assignor has agreed to sell, transfer, convey, assign and deliver to Assignee all of its right, title and interest in, to and under all its personal property and agreements to which it is a party (“Agreements”) (collectively, the "Assigned Rights") to Assignee and Assignee has agreed to acquire the Assigned Rights and to assume any and all liabilities related to the Assigned Rights.

WHEREAS the other parties to all the Agreements have agreed to Assignor assigning the Assigned Rights to Assignee and to Assignee assuming any and all liabilities related to the Agreements.

NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

1.     Assignment of Assigned Rights and Agreement. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby transfers, conveys, assigns and delivers to Assignee all of its right, title and interest in, to and under the Assigned Rights and the Agreements free and clear of all encumbrances.

2.      Assumption of Obligations. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignee hereby agrees to assume, perform and discharge all obligations relating to the Assigned Rights and the Agreements.

3.     Further Assurances. Assignor and Assignee shall execute, acknowledge and deliver to the other such documents and take such other actions as may be reasonably necessary to effect the provisions of Paragraphs 1 and 2 of this Agreement.

4.     Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6.     Heading; Terms. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning of the provisions hereof.

7.     Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Agreement as of the date set forth above.

CHINA DONGSHENG INTERNATIONAL, INC.
(formerly known as PaperClip Software, Inc.)

By: /s/ Aidong Yu
Name: Aidong Yu
Title: President, CEO, Director

PAPERCLIP INC.

By: /s/ William Weiss
Name: William Weiss
Title: Chief Executive Officer